Exhibit 99.1

Contacts:

Brad W. Buss

EVP Finance & Administration and CFO

(408) 943-2754

Joseph L. McCarthy

Director, Corporate Communications

(408) 943-2902

For Immediate Release

Cypress Reports Second-Quarter 2013 Results

SAN JOSE, Calif., July 18, 2013—Cypress Semiconductor Corp. (NASDAQ: CY) today announced its second-quarter 2013 results, which included the remarks below from its president and CEO, T.J. Rodgers. Highlights for the quarter included:

•	Revenue, gross margin, and earnings exceeded guidance

•	Cash from operations totaled $30.4 million, or 15.7% of revenue

•	Design wins remain strong both at strategic accounts and in distribution

•	Revenue growth and earnings leverage to continue in the third quarter

Fellow shareholders:

Our revenue and earnings for the quarter are given below, compared with those of the prior quarter and prior year:

(In thousands, except per-share data)

	NON-GAAP			GAAP
	Q2 2013	Q1 2013	Q2 2012	Q2 2013	Q1 2013	Q2 2012
Revenue	$193,466	$172,728	$201,300	$193,466	$172,728	$201,300

Gross margin	53.1%	50.7%	57.0%	47.3%	45.8%	53.0%

Pretax margin	11.5%	2.5%	15.3%	-3.1%	-16.6%	2.6%

Net income (loss)	$21,635	$4,579	$30,298	$3,766	$(28,195)	$4,977

Diluted EPS (loss per share)	$0.14	$0.03	$0.18	$0.02	$(0.19)	$0.03

Cypress performed well in the second quarter, posting revenue of $193.5 million—up 12.0% from the first quarter, exceeding our guidance. Our revenue growth was driven by broad strength across all business units, combined with particularly strong performance by our TrueTouch® BU.

Our gross margins increased from 50.7% to 53.1% in the second quarter. Non-GAAP EPS was $0.14, 4.7x the first quarter, as higher revenue and gross margins combined with structural operating expense reductions generated significant revenue fall-through.

I am pleased to announce that we achieved first revenue on our new PSoC® 4 product just 90 days after its launch—making PSoC 4 the fastest overall new product ramp in Cypress’s history. We have also shipped more than 5,000 PSoC 4 development kits, a strong leading indicator of future demand.

We ended the second quarter with a book-to-bill of 1.05 despite having our lowest lead times in five years. We thus expect our revenue to grow again sequentially in the third quarter and with continued strong earnings leverage.

Finally, I am proud to announce that our products won four awards last quarter. Embedded Computing Design magazine named PSoC 4 an “Editor’s Choice Product” in May, and our fourth-generation touchscreen chip, Gen4, won in June. PSoC 4 also won the 19th annual “Product of the Year” award given by Japan’s Semiconductor Industry News. Finally, Cypress subsidiary AgigA Tech received a gold medal for its nonvolatile memory systems in the renowned Edison Awards.

BUSINESS REVIEW

+ Our non-GAAP consolidated gross margin for the second quarter was 53.1%, up 2.4 percentage points from the previous quarter, due mainly to improvement in factory utilization and product and customer mix. Our second-quarter GAAP consolidated gross margin was 47.3%.

+ Net inventory at the end of the second quarter was $98.6 million, down $10.6 million, or 9.7% from the first quarter, driven down by an active corporate initiative. This figure includes $27.3 million of inventory acquired from Ramtron.

+ Cash and investments for the second quarter totaled $102.0 million, flat from the prior quarter. During the quarter we used $16.1 million to pay our regular quarterly dividend and $9.7 million to pay down debt.

NET SALES SUMMARY

(In thousands, except percentages)

(Unaudited)

	THREE MONTHS ENDED
	June 30,	March 31,	July 1,	Sequential	Year-over-
	2013	2013	2012	Change	Year Change
Business Unit
PSD[1]	$81,320	$65,505	$93,248	24%	-13%
MPD[1]	$88,127	$82,229	$82,949	7%	6%
DCD[1]	$21,296	$22,747	$23,273	-6%	-8%
ETD[1,2]	$2,723	$2,247	$1,830	21%	49%

Total	$193,466	$172,728	$201,300	12%	-4%

Geographic
China and ROW	69%	64%	65%	5%	4%
Americas	13%	17%	17%	-4%	-4%
Europe	10%	11%	9%	-1%	1%
Japan	8%	8%	9%	0%	-1%

Total	100%	100%	100%	0%	0%

Channel
Distribution	75%	74%	76%	1%	-1%
Direct	25%	26%	24%	-1%	1%

Total	100%	100%	100%	0%	0%

1.	PSD, Programmable Systems Division; DCD, Data Communications Division; MPD, Memory Products Division: ETD, Emerging Technology Division.
2.	“Emerging Technology” includes businesses outside our core semiconductor businesses outlined in Footnote 1. Includes subsidiaries AgigA Tech Inc., Deca Technologies Inc., and our foundry business unit.

SECOND-QUARTER 2013 HIGHLIGHTS

+ Cypress introduced the first two product families based on its PSoC 4 programmable system-on-chip architecture: the PSoC 4100 and PSoC 4200 families. The new families provide an entire mixed-signal embedded system chip with a 32-bit ARM® Cortex™-M0 core for prices as low as $1. The PSoC 4100 family, the lowest-cost ARM-based PSoC, brings PSoC flexibility and integration to cost-sensitive, high-volume applications. The PSoC 4200 family features a faster processor, a 36-button CapSense block, four programmable logic blocks to create custom digital functions, programmable analog blocks for variable-gain amplifiers and configurable filters, programmable serial interfaces, programmable input/output pins, and multiple programmable timers, counters and waveform generators—all on a chip one-tenth the size of an average little fingernail.

+ Cypress’s new PSoC 3 MFi Digital Audio Development Kit helps the designers of MFi (Made for iPod | iPhone | iPad) mobile devices and accessories to accelerate designs that use Apple’s new, all-digital Lightning connector. PSoC-based digital audio solutions ensure bit-perfect audio streaming with no added or dropped audio samples. PSoC is the de facto standard for digital audio in the music industry, providing Cypress with a strong position in the fast-growing, $7 billion MFi accessory market.

+ Cypress released four new PSoC Components™ for PSoC Creator™ 2.2, the Integrated Design Environment (IDE) that supports PSoC products. PSoC Components are production-ready “virtual chips” that replace and integrate multiple competitor chips onto a single PSoC to create highly customized single-chip system solutions for a broad array of applications, from the Tesla automotive dashboard to smart residential power meters to cell phone touchscreens.

+ Customer demand for Cypress’s new TrueTouch Gen5 touchscreen controllers has exceeded expectations, in part due to its industry-leading noise immunity. Noise from cell phone chargers can render mobile phones inoperable during charging. Gen5 offers a 3x improvement in noise immunity versus Gen4, which itself offered best-in-class performance.

+ Cypress introduced new features in its TrueTouch Gen4 capacitive touchscreen controller family, including the industry’s best tracking of gloved fingers. The Gen4 solution automatically switches into glove-mode based on the touch of a gloved finger, as compared with competitive solutions that require users to remove their gloves and change their smartphones’ settings in order to enable gloved touches. The family also delivers passive stylus support to capture handwriting and signatures accurately, and proximity detection that can eliminate false touches such as those caused by a user’s face when making a call on a mobile phone.

+ Cypress expanded its market-leading USB product portfolio with a USB-Serial bridge controller family. The family is the industry’s first to provide CapSense® capacitive touch-sensing functionality along with two serial channels with configurable UART/SPI/I2C communication capability. The family is also the first to integrate efficient battery-charge detection compliant with Version 1.2 of the USB Implementers Forum (USB-IF) battery charging specification.

+ Cypress qualified a Bluetooth® Low Energy radio on its S8™ 130-nanometer flash-based SONOS process technology to combine with its PSoC, CapSense and TrueTouch technologies, allowing the company to move forward with single-chip solutions for emerging Bluetooth Smart applications such as PC peripherals, sporting goods and fitness devices, healthcare equipment and smart remote controls.

+ Cypress announced that its Board of Directors approved a quarterly cash dividend of $0.11 per share, payable to holders of record of the company’s common stock as of the close of business on June 27, 2013. This dividend will be paid on July 18, 2013.

ABOUT CYPRESS

Cypress delivers high-performance, mixed-signal, programmable solutions that provide customers with rapid time-to-market and exceptional system value. Cypress offerings include the flagship PSoC 1, PSoC 3, PSoC 4, and PSoC 5 programmable system-on-chip families. Cypress is a world leader in capacitive user interface solutions including CapSense touch sensing, TrueTouch touchscreens, and trackpad solutions for notebook PCs and peripherals. Cypress is the world leader in USB controllers, which enhance connectivity and performance in a wide range of consumer and industrial products. Cypress is also the world leader in SRAM and nonvolatile RAM memories. Cypress serves numerous major markets, including consumer, mobile handsets, computation, data communications, automotive, industrial, and military. Cypress trades on the NASDAQ Global Select Market under the ticker symbol CY. Visit Cypress online at www.cypress.com.

FORWARD-LOOKING STATEMENTS

Statements herein that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for Q3 2013 and the remainder of fiscal year 2013 and beyond are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. We may use words such as “believe,” “expect,” “future,” “plan,” “intend” and similar expressions to identify such forward-looking statements that include, but are not limited to, statements related to the semiconductor market, the strength and growth of our proprietary and programmable products, our expectations regarding our Q3 2013 revenue and earnings leverage, margins, profit, cash flow and cost-saving measures; and our expectations regarding the demand for our products and how our products are expected to perform, as well as our future design win activity and market share gains. Such statements reflect our current expectations, which are based on information and data available to our management as of the date of this release. Our actual results may differ materially due to a variety of uncertainties and risk factors, including, but not limited to, the state of and future of the global economy, business conditions and growth trends in the semiconductor market, whether our products perform as expected, whether the demand for our proprietary and programmable products is fully realized, whether our product and design wins and kit sales result in increased sales, our ability to manage our business to have strong earnings, reduce operating expenses, factory utilization, the strength or softness of the markets we serve, our ability to maintain and improve our gross margins and realize our bookings, the seasonality of the markets we serve, the financial performance of our subsidiaries and Emerging Technology Division, and other risks described in our filings with the Securities and Exchange Commission. We assume no responsibility to update any such forward-looking statements.

Cypress, the Cypress logo, PSoC, TrueTouch, EZ-USB, and CapSense are registered trademarks, and PSoC Components, PSoC Creator, PSoC Designer, FX3, and S8 are trademarks of Cypress Semiconductor Corp. All other trademarks or registered trademarks are the property of their respective owners.

CYPRESS SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2013	December 30, 2012

ASSETS

Cash, cash equivalents and short-term investments	$101,987	$117,210
Accounts receivable, net	114,792	82,920
Inventories, net(a)	98,580	127,596
Property, plant and equipment, net	262,586	274,427
Goodwill and other intangible assets, net	110,812	113,410
Other assets	120,866	116,066

Total assets	$809,623	$831,629

LIABILITIES AND EQUITY

Accounts payable	$58,468	$58,704
Deferred margin on sales to distributors	158,409	131,192
Income tax liabilities	31,433	47,454
Other liabilities	169,197	185,418
Long-term revolving credit facility	227,000	232,000

Total liabilities	644,507	654,768

Total Cypress stockholders’ equity	170,234	180,900
Noncontrolling interest	(5,118)	(4,039)

Total equity	165,116	176,861

Total liabilities and equity	$809,623	$831,629

(a)	Net inventories include $3.6 million and $2.8 million of capitalized inventories related to stock compensation expense, as of June 30, 2013 and December 30, 2012, respectively.

CYPRESS SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

ON A GAAP BASIS

(In thousands, except per-share data)

(Unaudited)

	Three Months Ended
	June 30, 2013	March 31, 2013	July 1, 2012

Revenues	$193,466	$172,728	$201,300
Cost of revenues	102,041	93,682	94,531

Gross margin	91,425	79,046	106,769
Operating expenses:
Research and development	48,804	49,330	47,946
Selling, general and administrative	48,073	45,442	51,955
Amortization of acquisition-related intangibles	1,987	2,009	731
Restructuring charges	693	11,440	989

Total operating expenses, net	99,557	108,221	101,621

Operating income (loss)	(8,132)	(29,175)	5,148
Interest and other income, net	2,119	483	1

Income (loss) before income taxes	(6,013)	(28,692)	5,149
Income tax provision (benefit)	(9,343)	146	517

Income (loss), net of taxes	3,330	(28,838)	4,632
Adjust for net loss attributable to noncontrolling interest	436	643	345

Net Income (loss) attributable to Cypress	$3,766	$(28,195)	$4,977

Net Income (loss) per share attributable to Cypress:
Basic	$0.03	$(0.19)	$0.03
Diluted	$0.02	$(0.19)	$0.03
Cash dividend per share	$0.11	$0.11	$0.11
Shares used in net income (loss) per share calculation:
Basic	147,287	145,689	151,765
Diluted	156,262	145,689	164,605

CYPRESS SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES(a)

(In thousands, except per-share data)

(Unaudited)

	Three Months Ended
	June 30, 2013	March 31, 2013	July 1, 2012

GAAP gross margin	$91,425	$79,046	$106,769
Stock-based compensation expense	3,279	3,618	7,759
Acquisition-related expense	1,321	122	—
Changes in value of deferred compensation plan	31	422	(40)
Impairment of assets and other	6,681	4,307	314
Restructuring charges	—	—	—

Non-GAAP gross margin	$102,737	$87,515	$114,802

GAAP research and development expenses	$48,804	$49,330	$47,946
Stock-based compensation expense	(6,913)	(4,967)	(5,480)
Acquisition-related expense	(26)	(207)	—
Changes in value of deferred compensation plan	(99)	(815)	89
Impairment of assets and other	—	(1,394)	—

Non-GAAP research and development expenses	$41,766	$41,947	$42,555

GAAP selling, general and administrative expenses	$48,073	$45,442	$51,955
Stock-based compensation expense	(10,203)	(3,852)	(8,991)
Acquisition-related expense	(98)	(556)	(2,003)
Changes in value of deferred compensation plan	(145)	(1,861)	183
Impairment of assets and other	(160)	(177)	—

Non-GAAP selling, general and administrative expenses	$37,467	$38,996	$41,144

GAAP operating income (loss)	$(8,132)	$(29,175)	$5,148
Stock-based compensation expense	20,395	12,437	22,230
Acquisition-related expense	3,432	2,894	2,734
Changes in value of deferred compensation plan	275	3,098	(311)
Impairment of assets and other	6,841	5,878	315
Restructuring charges	693	11,440	989

Non-GAAP operating income	$23,504	$6,572	$31,105

GAAP net income (loss) attributable to Cypress	$3,766	$(28,195)	$4,977
Stock-based compensation expense	20,395	12,437	22,230
Acquisition-related expense	3,432	2,894	2,734
Changes in value of deferred compensation plan	(21)	674	530
Impairment of assets and other	5,763	5,525	315
Restructuring charges	693	11,440	989
Tax and tax-related items	(12,393)	(196)	(1,477)

Non-GAAP net income attributable to Cypress	$21,635	$4,579	$30,298

GAAP net income (loss) per share attributable to Cypress - diluted	$0.02	$(0.19)	$0.03
Stock-based compensation expense	0.13	0.08	0.14
Acquisition-related expense	0.02	0.02	0.02
Changes in value of deferred compensation plan	—	0.01	—
Impairment of assets and other	0.04	0.04	—
Restructuring charges	0.01	0.07	0.01
Tax and tax-related items	(0.08)	—	(0.01)
Non-GAAP share count adjustment	—	—	(0.01)

Non-GAAP net income per share attributable to Cypress - diluted	$0.14	$0.03	$0.18

(a)	Refer to the accompanying “Notes to Non-GAAP Financial Measures” for a detailed discussion of management’s use of non-GAAP financial measures.

CYPRESS SEMICONDUCTOR CORPORATION

SUPPLEMENTAL FINANCIAL DATA

(In thousands)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2013	March 31, 2013	July 1, 2012	June 30, 2013	July 1, 2012
Selected Cash Flow Data (Preliminary):
Net cash provided by operating activities	$30,355	$8,265	$43,303	$38,620	$59,630
Net cash provided by (used in) investing activities	$3,545	$(895)	$(49,477)	$2,650	$(47,984)
Net cash provided by (used in) financing activities	$(20,502)	$(13,354)	$63,152	$(33,856)	$6,899

Other Supplemental Data (Preliminary):
Capital expenditures	$7,771	$9,298	$9,741	$17,069	$19,716
Depreciation	$10,036	$10,355	$11,668	$20,391	$22,350
Payment of dividend	$16,138	$15,845	$16,716	$31,983	$30,510
Dividend paid per share	$0.11	$0.11	$0.11	$0.22	$0.22
Dividend yield per share(a)	4.1%	4.0%	3.3%	4.1%	3.3%

(a)	Dividend yield per share is calculated based on annualized dividend paid per share divided by the common stock share price at the end of the period.

CYPRESS SEMICONDUCTOR CORPORATION

CONSOLIDATED DILUTED EPS CALCULATION

(In thousands, except per-share data)

(Unaudited)

	Three Months Ended
	June 30, 2013		March 31, 2013		July 1, 2012
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Net income (loss) attributable to Cypress	$3,766	$21,635	$(28,195)	$4,579	$4,977	$30,298

Weighted-average common shares outstanding (basic)	147,287	147,287	145,689	145,689	151,765	151,765
Effect of dilutive securities:
Stock options, unvested restricted stock and other	8,975	12,500	—	12,569	12,840	16,075

Weighted-average common shares outstanding for diluted computation	156,262	159,787	145,689	158,258	164,605	167,840

Net income (loss) per share attributable to Cypress - basic	$0.03	$0.15	$(0.19)	$0.03	$0.03	$0.20
Net income (loss) per share attributable to Cypress - diluted	$0.02	$0.14	$(0.19)	$0.03	$0.03	$0.18

	June 30, 2013	March 31, 2013	July 1, 2012

Average stock price for the period ended	$10.72	$10.50	$13.69

Common stock outstanding at period end (in thousands)	147,972	146,866	151,470

Notes to Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, Cypress uses non-GAAP financial measures which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as described in details below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of Cypress’s operations that, when viewed in conjunction with Cypress’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting Cypress’s business and operations. Non-GAAP financial measures used by Cypress include:

•	Gross margin;

•	Research and development expenses;

•	Selling, general and administrative expenses;

•	Operating income (loss);

•	Net income (loss); and

•	Diluted net income (loss) per share.

Cypress uses each of these non-GAAP financial measures for internal managerial purposes, when providing its financial results and business outlook to the public, and to facilitate period-to-period comparisons. Management believes that these non-GAAP measures provide meaningful supplemental information regarding Cypress’s operational and financial performance of current and historical results. Management uses these non-GAAP measures for strategic and business decision making, internal budgeting, forecasting and resource allocation processes. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to Cypress’s historical operating results and comparisons to competitors’ operating results.

Cypress believes that providing these non-GAAP financial measures, in addition to the GAAP financial results, are useful to investors because they allow investors to see Cypress’s results “through the eyes” of management as these non-GAAP financial measures reflect Cypress’s internal measurement processes. Management believes that these non-GAAP financial measures enable investors to better assess changes in each key element of Cypress’s operating results across different reporting periods on a consistent basis. Thus, management believes that each of these non-GAAP financial measures provides investors with another method for assessing Cypress’s operating results in a manner that is focused on the performance of its ongoing operations.

There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, non-GAAP financial measures may be limited in value because they exclude certain items that may have a material impact upon Cypress’s reported financial results. Management compensates for these limitations by providing investors with reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the accompanying press release.

As presented in the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” tables in the accompanying press release, each of the non-GAAP financial measures excludes one or more of the following items:

•	Stock-based compensation expense.

Stock-based compensation expense relates primarily to the equity awards such as stock options and restricted stock. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cypress’s control. As a result, management excludes this item from Cypress’s internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure Cypress’s core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by companies and the varying methodologies and subjective assumptions used in determining such non-cash expense.

•	Changes in value of Cypress’s key employee deferred compensation plan.

Cypress sponsors a voluntary deferred compensation plan which provides certain key employees with the option to defer the receipt of compensation in order to accumulate funds for retirement. The amounts are held in a trust and Cypress does not make contributions to the deferred compensation plan or guarantee returns on the investment. Changes in the value of the investments under the plan are excluded from the non-GAAP measures. Management believes that such non-cash item is not related to the ongoing core business and operating performance of Cypress, as the investment contributions are made by the employees themselves.

•	Restructuring charges.

Restructuring charges primarily relate to activities engaged by management to make changes related to its infrastructure in an effort to reduce costs. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have not historically occurred in each year. Although Cypress has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges from Cypress’s non-GAAP financial measures as it enhances the ability of investors to compare Cypress’s period-over-period operating results from continuing operations.

•	Acquisition-related expense.

Acquisition-related expense primarily includes: (1) amortization of intangibles, which include acquired intangibles such as purchased technology, patents and trademarks, (2) costs such as advisory, legal, accounting and other professional or consulting fees related to acquisitions, (3) severance expense incurred in connection with acquisition-related headcount reduction efforts, and (4) earn-out compensation expense, which include compensation resulting from the achievement of milestones established in accordance with the terms of the acquisitions. In most cases, these acquisition-related charges are not factored into management’s evaluation of potential acquisitions or Cypress’s performance after completion of acquisitions, because they are not related to Cypress’s core operating performance. Adjustments of these items provide investors with a basis to compare Cypress against the performance of other companies without the variability caused by purchase accounting.

•	Impairment of assets.

Cypress wrote down the book value of certain assets to their estimated fair value as management determined these assets will be donated, sold or will have no future benefit. Cypress excludes these items because the expense is not reflective of its ongoing operating results. Excluding this data allows investors to better compare Cypress’s period-over-period performance without such expense.

•	Taxes, tax effects and foreign currency gain/loss.

Cypress adjusts for the income tax effect that resulted from the non-GAAP adjustments as described above. Additionally, Cypress also excludes the impact of items that are related to historical activities in nature and not reflective of the ongoing operating results of Cypress, which can include completion of examinations by our U.S. or foreign taxing authorities, lapse of statutes of limitations and the resolution of agreements with domestic and various foreign tax authorities. This also includes foreign currency gain or loss effects on the activities mentioned above.